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                              AMENDMENT NO. 2 TO
                         STRATEGIC ALLIANCE AGREEMENT

This second Amendment to the Strategic Alliance Agreement dated May 15, 1995, is made by and between CIBA Vision Group Management, Inc. ("CIBA") and Autonomous Technologies Corporation ("Autonomous") as of this 26th day of March 1998.

                                    Summary
                                    -------
The parties hereto desire to accelerate the issuance of certain common stock by Autonomous to CIBA that would have otherwise occurred on May 15, 1999.

                                   Amendment
                                   ---------
The parties agree to amend the Strategic Alliance Agreement as follows:

1. The parties agree that as a result of the operation of paragraph 3 of the Amendment to the Strategic Alliance Agreement dated May 5, 1996 as it relates to the private placement of common stock by Autonomous in June 1997, that the number of common shares that would be issuable to CIBA on May 15, 1999 is currently 610,534 (the "CIBA Stock").

2. The parties agree that Autonomous will issue to CIBA on March 31, 1998, for good and valuable considerations, the number of shares of stock of the CIBA Stock that the Autonomous periodic accrual shall represent at March 31, 1998 to the total expected accrual at May 15, 1999 ($2,400,000). By means of illustration, the Autonomous accrual at March 31, 1998 shall be $1,725,000. This accrual divided by $2,400,000 results in a decimal of .718750, which, when applied to the CIBA Stock, yields an issuance to CIBA on March 31, 1998 of 438,821 common shares with an accrued value of $1,725,000.

3. The parties specifically agree that the remaining shares of Autonomous that are to be issued in accordance with the terms of the Strategic Alliance Agreement (currently 171,713 shares of CIBA Stock) shall still be governed by the applicable provisions of the Strategic Alliance Agreement and the Amendment thereto, including the provision whereby Autonomous shall deliver stock with a minimum value of $2,400,000 on May 15, 1999, to be reduced by the $1,725,000 accrued value of the common stock issued pursuant to paragraph 2 herein.

4. All other provisions of the Strategic Alliance Agreement and its Amendment shall remain as set forth in such Agreement.

CIBA Vision Group Management, Inc.         Autonomous Technologies Corporation


By: /s/ Christopher G. Fitzpatrick          By: /s/ Monty K. Allen
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Christopher G. Fitzpatrick                  Monty K. Allen
Corporate Secretary                         Vice President, Treasurer